Exhibit 99.1

NEWS RELEASE
Contact:	Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2018

THIRD QUARTER EARNINGS

•	Diluted earnings per share of $0.55 for the 2018 third quarter, up from $0.46 in the 2017 third quarter
•	Net income of $11.3 million for the 2018 third quarter, up from $9.4 million in the 2017 third quarter
•	Return on average assets of 1.47% for the 2018 third quarter, up from 1.28% in the 2017 third quarter
•	Net interest margin of 4.00% for the 2018 third quarter, up from 3.91% in the 2017 third quarter
•	Loan growth of $71.0 million during the 2018 third quarter
•	Deposit growth of $35.3 million during the 2018 third quarter
•	Non-performing assets of $22.6 million for the 2018 third quarter, compared to $29.7 million for 2017 third quarter

DEFIANCE, OHIO (October 15, 2018) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the third quarter ended September 30, 2018, totaled $11.3 million, or $0.55 per diluted common share compared to $9.4 million or $0.46 per diluted common share for the quarter ended September 30, 2017.

“Our third quarter results reflect the continued high financial performance of our company,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “Our ability to grow our balance sheet and maintain strong profitability delivered excellent results for our shareholders, with earnings per share up 19.6% from the third quarter last year.”

Net Interest Income up Compared to Third Quarter 2017

Net interest income of $27.5 million in the third quarter of 2018 was up from $25.0 million in the third quarter of 2017. The increase was primarily due to the growth in earning assets supplemented by expansion in the net interest margin versus the third quarter last year. The net interest margin was 4.00% for the third quarter of 2018, up from 3.95% in the second quarter of 2018, and up from 3.91% in the third quarter of 2017. Yield on interest earning assets increased by 25 basis points, to 4.63% in the third quarter of 2018 from 4.38% in the third quarter of 2017. The cost of interest-bearing liabilities increased by 24 basis points in the third quarter of 2018 to 0.85% from 0.61% in the third quarter of 2017.

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“Our solid growth in loans and core deposits continued to fuel our net interest margin and generate strong growth in net interest income,” said Hileman. “Commercial loan demand was particularly robust and led to total loan growth of $71.0 million, or 11.9% annualized, while deposits grew $35.3 million, or 5.7% annualized. This growth combined with a healthy net interest margin for the quarter produced a strong increase in our net interest income, which is up 10.1% over the third quarter last year.”

Non-Interest Income up from Third Quarter 2017

First Defiance’s non-interest income for the third quarter of 2018 was $9.9 million compared with $9.5 million in the third quarter of 2017. The third quarter of 2018 included gains of $76,000 from the sale of securities compared to gains of $158,000 in the third quarter of 2017.

Mortgage banking income was $1.9 million in the third quarter of 2018, up from $1.7 million in the third quarter of 2017. Mortgage originations totaled $74.0 million in the third quarter of 2018 compared to $71.8 million in the same quarter last year. As a result of the higher volumes, gains from the sale of mortgage loans increased in the third quarter of 2018 to $1.3 million from $1.2 million in the third quarter of 2017. Mortgage loan servicing revenue was $929,000 in the third quarter of 2018, up from $911,000 in the third quarter of 2017 and amortization of mortgage servicing rights declined to $340,000 from $386,000 in the third quarter last year.

For the third quarter of 2018, commissions from the sale of insurance products were $3.3 million, up from $3.1 million in the third quarter of 2017. Service fees and other charges were $3.3 million in the third quarter of 2018, up from $3.2 million in the third quarter of 2017. Trust income was $514,000 in the third quarter of 2018, up from $486,000 in the third quarter of 2017.

“Our key business lines drove our 5.5% growth in non-interest income, excluding securities gains, over the third quarter last year,” said Hileman. “When compared to the same period last year, mortgage banking revenues grew 10.5%, insurance commissions were up 5.6% and trust revenues rose 5.8%.”

Non-Interest Expenses up from Third Quarter 2017

Total non-interest expense was $22.3 million in the third quarter of 2018, an increase from $20.4 million in the third quarter of 2017. Compensation and benefits increased to $12.9 million in the third quarter of 2018, compared to $11.8 million in the third quarter of 2017. Occupancy expense and data processing expense were both $2.2 million in the third quarter of 2018, up from $2.0 million and $1.9 million, respectively, in the third quarter of 2017. Other non-interest expense of $4.0 million in the third quarter of 2018 was up from $3.7 million in the third quarter of 2017.

Credit Quality

Non-performing loans totaled $20.9 million at September 30, 2018, a decrease from $29.2 million at September 30, 2017. In addition, First Defiance had $1.7 million of real estate owned at September 30, 2018, compared to $532,000 at September 30, 2017. Accruing troubled debt restructured loans were $12.6 million at September 30, 2018, compared with $13.0 million at September 30, 2017.

The third quarter 2018 results include net charge-offs of $1.1 million and a provision for loan losses of $1.4 million compared with net charge-offs of $36,000 and a provision of $462,000 for the same period in 2017.

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The allowance for loan loss as a percentage of total loans was 1.13% at September 30, 2018, compared with 1.15% at June 30, 2018, and 1.16% at September 30, 2017.

“Our credit quality metrics remained strong and steady in the third quarter and showed improvement from a year ago,” said Hileman. “Total non-performing assets including troubled debt restructurings declined 17.6% from last year. Our allowance for loan losses coverage of nonaccrual loans was 132% at the end of the third quarter.”

Year-To-Date Results

For the nine-month period ended September 30, 2018, net income totaled $34.2 million, or $1.67 per diluted common share, compared to $22.9 million, or $1.15 per diluted common share for the nine months ended September 30, 2017. The first nine months of 2017 included approximately seven months of operations of the Commercial Savings Bank (“CSB”) acquisition completed on February 24, 2017, and six months of operations from Corporate One acquired on April 1, 2017. In comparison, the first nine months of 2018 results fully include the operations from both CSB and Corporate One. In addition, the first nine months of 2017 includes merger and conversion expenses related to the acquisitions of $3.9 million, which had an after tax impact of $2.8 million, or $0.28 per diluted share.

Net interest income was $79.8 million for the first nine months of 2018 compared with $71.3 million in the first nine months of 2017. Average interest-earning assets increased to $2.71 billion in the first nine months of 2018 compared to $2.51 billion in the first nine months of 2017. Net interest margin for the first nine months of 2018 was 3.97%, up 9 basis points from the 3.88% margin reported in the nine month period ended September 30, 2017.

The provision for loan losses in the first nine months of 2018 was $704,000 compared to $2.6 million recorded during the first nine months of 2017.

Non-interest income for the first nine months of 2018 was $30.8 million compared to $30.2 million during the same period of 2017. The first nine months of 2017 included a $1.5 million enhancement value gain related to the purchase of bank owned life insurance in the first quarter of 2017.

Service fees and other charges were $9.8 million for the first nine months of 2018, up from $9.1 million during the same period of 2017. Mortgage banking income was $5.6 million for the first nine months of 2018 compared with $5.3 million during the same period of 2017. Insurance commissions rose to $11.0 million for the first nine months of 2018 compared with $9.8 million for the same period of 2017. Non-interest income for the first nine months of 2018 included $76,000 of gains from the sale of securities compared with securities gains of $425,000 during the same period of 2017.

Non-interest expense was $68.2 million for the first nine months of 2018, up from $64.2 million for the same period of 2017. Compensation and benefits expense was $39.0 million for the first nine months of 2018 compared with $37.6 million during the same period of 2017. Expenses also included increases in occupancy of $500,000, data processing of $517,000 and other expenses of $1.5 million.

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Total Assets at $3.10 Billion

Total assets at September 30, 2018, were $3.10 billion compared to $2.99 billion at December 31, 2017, and $2.93 billion at September 30, 2017.

Net loans receivable (excluding loans held for sale) were $2.43 billion at September 30, 2018, compared to $2.32 billion at December 31, 2017, and $2.25 billion at September 30, 2017. Also, at September 30, 2018, goodwill and other intangible assets totaled $103.3 million compared to $104.3 million at December 31, 2017, and $104.4 million at September 30, 2017. Total deposits at September 30, 2018, were $2.52 billion compared with $2.44 billion at December 31, 2017, and $2.36 billion at September 30, 2017.

Total stockholders’ equity was $393.5 million at September 30, 2018, compared to $373.3 million at December 31, 2017, and $367.9 million at September 30, 2017.

Dividend to be Paid November 16

The Board of Directors declared a quarterly cash dividend of $0.17 per common share payable November 16, 2018, to shareholders of record at the close of business on November 9, 2018. The dividend represents an annual dividend of 2.52 percent based on the First Defiance common stock closing price on October 12, 2018. First Defiance has approximately 20,401,460 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, October 16, 2018, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at https://services.choruscall.com/links/fdef181016.html.

The replay of the conference call webcast will be available at www.fdef.com until October 16, 2019, at 9:00 a.m. ET.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ:FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 44 full-service branches and numerous ATM locations in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group is a full-service insurance agency with nine offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

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Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2017. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its September 30, 2018 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	September 30,	December 31,
(in thousands)	2018	2017

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$55,526	$58,693
Interest-bearing deposits	44,000	55,000
	99,526	113,693
Securities
Available-for sale, carried at fair value	282,962	260,650
Held-to-maturity, carried at amortized cost	603	648
	283,565	261,298

Loans	2,456,357	2,348,713
Allowance for loan losses	(27,639)	(26,683)
Loans, net	2,428,718	2,322,030
Loans held for sale	12,485	10,435
Mortgage servicing rights	10,054	9,808
Accrued interest receivable	11,258	8,706
Federal Home Loan Bank stock	14,217	15,992
Bank Owned Life Insurance	67,259	66,230
Office properties and equipment	40,413	40,217
Real estate and other assets held for sale	1,676	1,532
Goodwill	98,569	98,569
Core deposit and other intangibles	4,705	5,703
Deferred taxes	1,353	231
Other assets	24,295	38,959
Total Assets	$3,098,093	$2,993,403

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$556,316	$571,360
Interest-bearing deposits	1,968,115	1,866,296
Total deposits	2,524,431	2,437,656
Advances from Federal Home Loan Bank	100,222	84,279
Notes payable and other interest-bearing liabilities	4,162	26,019
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	4,561	2,925
Other liabilities	35,177	33,155
Total Liabilities	2,704,636	2,620,117
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	161,179	160,940
Accumulated other comprehensive income (loss)	(4,921)	217
Retained earnings	286,960	262,900
Treasury stock, at cost	(49,888)	(50,898)
Total stockholders’ equity	393,457	373,286
Total Liabilities and Stockholders’ Equity	$3,098,093	$2,993,403

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Interest Income:
Loans	$29,371	$25,975	$83,557	$73,263
Investment securities	2,077	1,688	5,967	5,195
Interest-bearing deposits	275	209	945	555
FHLB stock dividends	240	209	698	562
Total interest income	31,963	28,081	91,167	79,575
Interest Expense:
Deposits	3,753	2,391	9,508	6,357
FHLB advances and other	342	431	943	1,211
Subordinated debentures	334	239	934	682
Notes Payable	5	13	19	41
Total interest expense	4,434	3,074	11,404	8,291
Net interest income	27,529	25,007	79,763	71,284
Provision for loan losses	1,376	462	704	2,635
Net interest income after provision for loan losses	26,153	24,545	79,059	68,649
Non-interest Income:
Service fees and other charges	3,335	3,153	9,762	9,073
Mortgage banking income	1,877	1,698	5,632	5,266
Gain on sale of non-mortgage loans	33	82	300	172
Gain on sale of securities	76	158	76	425
Insurance commissions	3,254	3,082	11,024	9,834
Trust income	514	486	1,588	1,400
Income from Bank Owned Life Insurance	399	421	1,365	2,666
Other non-interest income	434	415	1,092	1,348
Total Non-interest Income	9,922	9,495	30,839	30,184
Non-interest Expense:
Compensation and benefits	12,882	11,780	39,016	37,588
Occupancy	2,154	1,960	6,251	5,751
FDIC insurance premium	255	330	817	973
Financial institutions tax	531	404	1,593	1,418
Data processing	2,161	1,874	6,349	5,832
Amortization of intangibles	319	364	998	931
Other non-interest expense	3,984	3,728	13,178	11,718
Total Non-interest Expense	22,286	20,440	68,202	64,211
Income before income taxes	13,789	13,600	41,696	34,622
Income taxes	2,483	4,219	7,544	11,753
Net Income	$11,306	$9,381	$34,152	$22,869

Earnings per common share:
Basic	$0.55	$0.46	$1.68	$1.15
Diluted	$0.55	$0.46	$1.67	$1.15

Average Shares Outstanding:
Basic	20,400	20,298	20,373	19,826
Diluted	20,467	20,418	20,465	19,940

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Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands, except per share data)	2018	2017	% change	2018	2017	% change
Summary of Operations

Tax-equivalent interest income (2)	$32,220	$28,557	12.8%	$91,913	$81,007	13.5%
Interest expense	4,434	3,074	44.2	11,404	8,291	37.5
Tax-equivalent net interest income (2)	27,786	25,483	9.0	80,509	72,716	10.7
Provision for loan losses	1,376	462	197.8	704	2,635	(73.3)
Tax-equivalent NII after provision for loan loss (2)	26,410	25,021	5.6	79,805	70,081	13.9
Investment securities gains	76	158	(51.9)	76	425	(82.1)
Non-interest income (excluding securities gains/losses)	9,846	9,337	5.5	30,763	29,759	3.4
Non-interest expense	22,286	20,440	9.0	68,202	64,211	6.2
Income taxes	2,483	4,219	(41.1)	7,544	11,753	(35.8)
Net Income	11,306	9,381	20.5	34,152	22,869	49.3
Tax equivalent adjustment (2)	257	476	(46.0)	746	1,432	(47.9)
At Period End
Assets	3,098,093	2,935,030	5.6
Earning assets	2,810,624	2,633,996	6.7
Loans	2,456,357	2,276,042	7.9
Allowance for loan losses	27,639	26,341	4.9
Deposits	2,524,431	2,360,675	6.9
Stockholders’ equity	393,457	367,924	6.9
Average Balances
Assets	3,059,225	2,906,795	5.2	3,018,632	2,812,560	7.3
Earning assets	2,754,561	2,590,463	6.3	2,710,998	2,511,469	7.9
Loans	2,403,932	2,251,071	6.8	2,352,514	2,171,733	8.3
Deposits and interest-bearing liabilities	2,633,054	2,507,805	5.0	2,599,540	2,433,185	6.8
Deposits	2,513,708	2,338,817	7.5	2,478,526	2,264,930	9.4
Stockholders’ equity	389,361	363,612	7.1	381,506	345,192	10.5
Stockholders’ equity / assets	12.73%	12.51%	1.7	12.64%	12.27%	3.0
Per Common Share Data
Net Income
Basic	$0.55	$0.46	19.6	$1.68	$1.15	46.1
Diluted	0.55	0.46	19.6	1.67	1.15	45.9
Dividends	0.17	0.125	36.0	0.47	0.375	25.3
Market Value:
High	$35.00	$27.00	29.7	$35.00	$28.45	23.0
Low	29.61	23.51	26.0	25.51	23.14	10.3
Close	30.11	26.25	14.7	30.11	26.25	14.7
Common Book Value	19.29	18.13	6.4	19.29	18.13	6.4
Tangible Common Book Value (1)	14.23	12.98	9.6	14.23	12.98	9.6
Shares outstanding, end of period (000)	20,396	20,298	0.5	20,396	20,298	0.5
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	4.00%	3.91%	2.2	3.97%	3.88%	2.3
Return on average assets	1.47%	1.28%	14.5	1.51%	1.09%	39.1
Return on average equity	11.52%	10.24%	12.6	11.97%	8.86%	35.1
Efficiency ratio (3)	59.22%	58.70%	0.9	61.29%	62.66%	(2.2)
Effective tax rate	18.01%	31.02%	(42.0)	18.09%	33.95%	(46.7)
Dividend payout ratio (basic)	30.91%	27.17%	13.7	27.98%	32.47%	(13.8)

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2018	2017	2018	2017

Gain from sale of mortgage loans	$1,280	$1,200	$3,744	$3,577
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	929	911	2,806	2,769
Amortization of mortgage servicing rights	(340)	(386)	(1,009)	(1,101)
Mortgage servicing rights valuation adjustments	8	(27)	91	21
	597	498	1,888	1,689
Total revenue from sale and servicing of mortgage loans	$1,877	$1,698	$5,632	$5,266

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended September 30,
	(dollars in thousands)
	2018				2017
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,403,932	$29,397	4.85%		$2,251,071	$26,025	4.59%
Securities	286,507	2,308	3.16	%(3)	259,310	2,114	3.29	%(3)
Interest Bearing Deposits	49,734	275	2.19%		64,090	209	1.29%
FHLB stock	14,388	240	6.62%		15,992	209	5.18%
Total interest-earning assets	2,754,561	32,220	4.63%		2,590,463	28,557	4.38%
Non-interest-earning assets	304,664				316,332
Total assets	$3,059,225				$2,906,795
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,955,518	$3,753	0.76%		$1,818,670	$2,391	0.52%
FHLB advances and other	77,719	342	1.75%		104,648	431	1.63%
Subordinated debentures	36,196	334	3.66%		36,158	239	2.62%
Notes payable	5,431	5	0.37%		28,182	13	0.18%
Total interest-bearing liabilities	2,074,864	4,434	0.85%		1,987,658	3,074	0.61%
Non-interest bearing deposits	558,190	-	-		520,147	-	-
Total including non-interest-bearing demand deposits	2,633,054	4,434	0.67%		2,507,805	3,074	0.49%
Other non-interest-bearing liabilities	36,810				35,378
Total liabilities	2,669,864				2,543,183
Stockholders' equity	389,361				363,612
Total liabilities and stockholders' equity	$3,059,225				$2,906,795
Net interest income; interest rate spread		$27,786	3.78%			$25,483	3.77%
Net interest margin (4)			4.00%				3.91%
Average interest-earning assets to average interest bearing liabilities			133%				130%

	Nine Months Ended September 30,
	2018				2017
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate		Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$2,352,514	$83,633	4.75%		$2,171,733	$73,415	4.52%
Securities	276,745	6,637	3.21	%(3)	257,924	6,475	3.40	%(3)
Interest Bearing Deposits	66,283	945	1.91%		66,299	555	1.12%
FHLB stock	15,456	698	6.04%		15,513	562	4.84%
Total interest-earning assets	2,710,998	91,913	4.53%		2,511,469	81,007	4.32%
Non-interest-earning assets	307,634				301,091
Total assets	$3,018,632				$2,812,560
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,925,972	$9,508	0.66%		$1,743,769	$6,357	0.49%
FHLB advances and other	74,634	943	1.69%		104,616	1,211	1.55%
Subordinated debentures	36,195	934	3.45%		36,155	682	2.51%
Notes payable	10,185	19	0.25%		27,484	41	0.20%
Total interest-bearing liabilities	2,046,986	11,404	0.74%		1,912,024	8,291	0.58%
Non-interest bearing deposits	552,554	-	-		521,161	-	-
Total including non-interest-bearing demand deposits	2,599,540	11,404	0.59%		2,433,185	8,291	0.46%
Other non-interest-bearing liabilities	37,586				34,183
Total liabilities	2,637,126				2,467,368
Stockholders' equity	381,506				345,192
Total liabilities and stockholders' equity	$3,018,632				$2,812,560
Net interest income; interest rate spread		$80,509	3.79%			$72,716	3.74%
Net interest margin (4)			3.97%				3.88%
Average interest-earning assets to average interest bearing liabilities			132%				131%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Annualized
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018	4th Qtr 2017	3rd Qtr 2017
Summary of Operations
Tax-equivalent interest income (1)	$32,220	$30,550	$29,142	$29,009	$28,557
Interest expense	4,434	3,752	3,218	3,140	3,074
Tax-equivalent net interest income (1)	27,786	26,798	25,924	25,869	25,483
Provision for loan losses	1,376	423	(1,095)	314	462
Tax-equivalent NII after provision for loan losses (1)	26,410	26,375	27,019	25,555	25,021
Investment securities gains, net of impairment	76	-	-	160	158
Non-interest income (excluding securities gains/losses)	9,846	10,214	10,703	9,737	9,337
Non-interest expense	22,286	22,665	23,251	21,141	20,440
Income taxes	2,483	2,564	2,497	4,430	4,219
Net income	11,306	11,109	11,737	9,399	9,381
Tax equivalent adjustment (1)	257	251	237	482	476
At Period End
Total assets	$3,098,093	$3,039,589	$3,023,004	$2,993,403	$2,935,030
Earning assets	2,810,624	2,756,712	2,748,338	2,691,438	2,633,996
Loans	2,456,357	2,385,344	2,358,330	2,348,713	2,276,042
Allowance for loan losses	27,639	27,321	27,267	26,683	26,341
Deposits	2,524,431	2,489,128	2,491,801	2,437,656	2,360,675
Stockholders’ equity	393,457	386,920	379,214	373,286	367,924
Stockholders’ equity / assets	12.70%	12.73%	12.54%	12.47%	12.54%
Goodwill	98,569	98,569	98,569	98,569	98,370
Average Balances
Total assets	$3,059,225	$3,018,808	$2,977,864	$2,968,445	$2,906,795
Earning assets	2,754,561	2,714,328	2,664,114	2,646,643	2,590,463
Loans	2,403,932	2,337,294	2,316,316	2,279,358	2,251,071
Deposits and interest-bearing liabilities	2,633,054	2,600,029	2,565,537	2,560,258	2,507,805
Deposits	2,513,708	2,487,430	2,434,440	2,400,061	2,338,817
Stockholders’ equity	389,361	381,165	373,993	369,366	363,612
Stockholders’ equity / assets	12.73%	12.63%	12.56%	12.44%	12.51%
Per Common Share Data
Net Income:
Basic	$0.55	$0.54	$0.58	$0.47	$0.46
Diluted	0.55	0.54	0.58	0.46	0.46
Dividends	0.17	0.15	0.150	0.125	0.125
Market Value:
High	$35.00	$33.72	$29.93	$28.46	$27.00
Low	29.61	27.63	25.51	25.14	23.51
Close	30.11	33.53	28.66	25.99	26.25
Common Book Value	19.29	18.97	18.62	18.38	18.13
Shares outstanding, end of period (in thousands)	20,396	20,396	20,364	20,312	20,298
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	4.00%	3.95%	3.95%	3.88%	3.91%
Return on average assets	1.47%	1.48%	1.60%	1.26%	1.28%
Return on average equity	11.52%	11.69%	12.73%	10.10%	10.24%
Efficiency ratio (2)	59.22%	61.24%	63.48%	59.37%	58.70%
Effective tax rate	18.01%	18.75%	17.54%	32.03%	31.02%
Common dividend payout ratio (basic)	30.91%	27.78%	26.09%	26.88%	27.17%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018	4th Qtr 2017	3rd Qtr 2017
Loan Portfolio Composition
One to four family residential real estate	$313,300	$307,480	$275,547	$274,862	$271,048
Construction	274,344	283,911	251,944	265,476	244,920
Commercial real estate	1,363,087	1,283,698	1,282,027	1,235,221	1,205,695
Commercial	489,393	489,296	500,496	526,142	510,240
Consumer finance	32,379	29,724	28,035	29,109	29,009
Home equity and improvement	129,295	129,868	133,407	135,457	132,220
Total loans	2,601,798	2,523,977	2,471,456	2,466,267	2,393,132
Less:
Undisbursed loan funds	143,286	136,563	111,450	115,972	115,714
Deferred loan origination fees	2,155	2,070	1,676	1,582	1,379
Allowance for loan loss	27,639	27,321	27,267	26,683	26,341
Net Loans	$2,428,718	$2,358,023	$2,331,063	$2,322,030	$2,249,698

Allowance for loan loss activity
Beginning allowance	$27,321	$27,267	$26,683	$26,341	$25,915
Provision for loan losses	1,376	423	(1,095)	314	462
Credit loss charge-offs:
One to four family residential real estate	136	78	16	170	60
Commercial real estate	1,048	254	55	29	0
Commercial	528	84	97	210	64
Consumer finance	25	72	31	27	20
Home equity and improvement	36	41	117	55	92
Total charge-offs	1,773	529	316	491	236
Total recoveries	715	160	1,995	519	200
Net charge-offs (recoveries)	1,058	369	(1,679)	(28)	36
Ending allowance	$27,639	$27,321	$27,267	$26,683	$26,341

Credit Quality
Total non-performing loans (1)	$20,929	$18,340	$27,925	$30,715	$29,152
Real estate owned (REO)	1,676	1,795	1,440	1,532	532
Total non-performing assets (2)	$22,605	$20,135	$29,365	$32,247	$29,684
Net charge-offs (recoveries)	1,058	369	(1,679)	(28)	36

Restructured loans, accruing (3)	12,611	15,834	13,722	13,770	13,044

Allowance for loan losses / loans	1.13%	1.15%	1.16%	1.14%	1.16%
Allowance for loan losses / non-performing assets	122.27%	135.69%	92.86%	82.75%	88.74%
Allowance for loan losses / non-performing loans	132.06%	148.97%	97.64%	86.87%	90.36%
Non-performing assets / loans plus REO	0.92%	0.84%	1.24%	1.37%	1.30%
Non-performing assets / total assets	0.73%	0.66%	0.97%	1.08%	1.01%
Net charge-offs / average loans (annualized)	0.18%	0.06%	-0.29%	0.00%	0.01%

Deposit Balances
Non-interest-bearing demand deposits	$556,316	$548,147	$550,742	$571,360	$519,911
Interest-bearing demand deposits and money market	1,016,294	1,021,445	1,055,416	1,005,519	989,514
Savings deposits	293,359	297,870	306,510	302,022	296,230
Retail time deposits less than $250,000	564,379	547,871	512,746	504,912	504,277
Retail time deposits greater than $250,000	94,083	73,795	66,387	53,843	50,743
Total deposits	$2,524,431	$2,489,128	$2,491,801	$2,437,656	$2,360,675

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

September 30, 2018
One to four family residential real estate	$313,300	$308,108	$1,680	$3,512
Construction	274,344	274,344	-	-
Commercial real estate	1,363,087	1,351,257	138	11,692
Commercial	489,393	484,216	48	5,129
Consumer finance	32,379	32,124	221	34
Home equity and improvement	129,295	127,291	1,442	562
Total loans	$2,601,798	$2,577,340	$3,529	$20,929

December 31, 2017
One to four family residential real estate	$274,862	$269,624	$2,201	$3,037
Construction	265,476	265,476	-	-
Commercial real estate	1,235,221	1,215,980	1,022	18,219
Commercial	526,142	515,874	1,427	8,841
Consumer finance	29,109	28,728	353	28
Home equity and improvement	135,457	131,986	2,881	590
Total loans	$2,466,267	$2,427,668	$7,884	$30,715

September 30, 2017
One to four family residential real estate	$271,048	$265,873	$1,807	$3,368
Construction	244,920	244,920	-	-
Commercial real estate	1,205,695	1,187,826	759	17,110
Commercial	510,240	500,755	1,415	8,070
Consumer finance	29,009	28,741	209	59
Home equity and improvement	132,220	130,199	1,476	545
Total loans	$2,393,132	$2,358,314	$5,666	$29,152

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